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                                               AMENDMENT TO
                     15% SECURED CONVERTIBLE PROMISSORY NOTE
                               DUE MARCH 31, 2005

     This Amendment to 15% Secured Convertible Promissory Note due March 31, 2005 (the "Amendment") is entered into on August 11, 2005 by and between Rapidtron, Inc. (the "Company") and Oceanus Value Fund, L.P. (the "Holder").

     A. The Company has previously issued to the Holder a 15% Secured Convertible Promissory Note due March 31, 2005 (the "Note").

     B. Pursuant to Section 13 of the Note, the Company and the Holder now desire to enter into this Amendment in order to (i) amend the Note as set forth herein and (ii) provide for certain other agreements as between them.

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

     1.   AMENDMENT  AS  TO  PRINCIPAL  AMOUNT, INTEREST RATE AND MATURITY DATE.
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The  Note  is  hereby  amended  as  follows: (i) the principal amount is changed from "$400,000" to "$472,000," (ii) the interest rate is changed from "15%" to "10%," (iii) all references to the Note being due on March 31, 2005 are hereby deleted and (iv) all references in the Note to "Maturity Date" and "Maturity Date or applicable Interest Payment Date" are hereby deleted and replaced with "Payment Date," as defined below.

     2.   AMENDMENT  OF  SECTION 1.   Section 1 of the Note is hereby deleted in
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its  entirety  and  replaced  with  the  following:

     "1.   Payment Obligation.   For value received, the Company promises to pay
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     to  Oceanus  Value  Fund,  L.P.  or  its  permitted  successors and assigns
     (collectively, the "Holder"), (i) the principal amount of Four Hundred Seventy-two Thousand Dollars ($472,000) (to which may be added any liquidated damages that accrue pursuant to the terms of the Agreement or the Registration Rights Agreement referenced below after December 31, 2005 ) and (ii) interest on the principal amount outstanding at the rate of ten percent (10%) per annum, compounded annually. The principal amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on October 31, 2005; provided, however, that if by October 31, 2005, the Company has entered into a definitive agreement with respect to the acquisition of control of the Company by Axess AG (the "Axess Agreement"), then (i) Two Hundred Thirty-six Thousand Dollars ($236,000) shall be due and payable on the closing date of the transaction contemplated by the Axess Agreement (the "Commencement Date"), (ii) One


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     Hundred  Eighteen  Thousand  Dollars  ($118,000)  shall  be due and payable ninety (90) days after the Commencement Date and (iii) the remaining outstanding principal amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full one hundred eighty (180) days after the Commencement Date; provided further, however, that in the event that the Commencement Date has not occurred by December 31, 2005, the entire outstanding principal amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on December 31, 2005 (with each date that payment is due as provided in this sentence being referred to as a "Payment Date"). Accrual of interest on the outstanding principal amount shall commence on the date hereof and shall continue until full payment of the outstanding principal amount has been made or duly provided for. Payments on this Note are payable to the Holder in whose name this Note (or one or more successor Notes) is registered on the records of the Company regarding registration and transfer of this Note (the "Note Register"); provided, however, that the Company's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Agreement."

     3.   AMENDMENT  OF  SECTION  5(A).   Section  5(a)  of  the  Note is hereby
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deleted  in  its  entirety  and  replaced  with  the  following:

     "(a) If (and only if) this Note is not paid as and when required herein (a "Payment Default"), the Holder of this Note shall be entitled, at its option at any time prior to such Payment Default being cured, to convert all or a portion of the outstanding principal amount of this Note and any accrued and unpaid interest and/or liquidated damages accrued under this Note, the Agreement and/or the Registration Rights Agreement as of the Conversion Date (as defined below), into shares of the Company's $0.001 par value common stock (the "Common Stock") at $0.16 (the "Conversion Price") for each share of Common Stock."

     4.   OTHER  AGREEMENTS.  In  addition  to the foregoing, the parties hereby
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          agree  as  follows:

     (a) Concurrent with the Company's execution of this Amendment, it shall pay $2,500 in immediately available funds to the Holder's attorney as payment for legal fees incurred by the Holder in preparing this Amendment.

     (b) The amended principal amount of the Note includes $56,000 for accrued penalties and $16,000 for accrued interest. Therefore, the Holder hereby waives all defaults by the Company under the Note that occurred prior to the date of this Amendment.


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     (c)  The Holder agrees that if all amounts owing under the Note are paid in full on or before October 31, 2005, the Holder shall return to the Company seventy-five percent (75%) of the 797,367 shares of the Company's $0.001 par value common stock previously acquired by the Holder (i.e., 598,025 shares).

     (d) Any default(s) that occur prior to December 31, 2005 with respect to the Company's obligations under its Registration Rights Agreement with the Holder dated December 1, 2004, as well as any liquidated damages that accrue pursuant thereto, are hereby waived.

     5.   RATIFICATION  OF  REMAINING  TERMS.   Except as expressly set forth in
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this Amendment, all of the terms and provisions of the Note shall remain in full force  and  effect.

     IN  WITNESS  WHEREOF,  the  parties hereto have caused this Amendment to be duly executed by their respective authorized persons on the date first written above.

                              RADIPTRON, INC.

                              By:
                                         President
                              By:
                                         Secretary


                              OCEANUS VALUE FUND, L.P.

                              By: Oceanus Asset Management, L.L.C.,
                              General Partner

                              By:
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                                      John C. Tausche, Member


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